UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 18, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K/A amends and supplements the registrant’s Form 8-K, filed on July 19, 2017, reporting the acquisition of Rancho Pacifica Business Park from CSHV Rancho Pacifica, LLC, an unaffiliated third-party seller (the “Original Filing”), to include the historical financial statements and pro forma information required by Item 9.01(a) and (b) of Form 8-K. This Form 8-K/A should be read in conjunction with the Original Filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of the Property Under Rule 3-14 of Regulation S-X
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the three months ended March 31, 2017 (unaudited) and the year ended December 31, 2016
Notes to the Statements of Revenues and Certain Expenses

(b)	Unaudited Pro Forma Condensed Consolidated Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2017
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)	Exhibits

23.1*	Consent of Ernst & Young LLP
* Filed herewith

Report of Independent Auditors
The Board of Directors and Stockholders of Rexford Industrial Realty, Inc.
We have audited the accompanying statement of revenues and certain expenses (“the financial statement”) of Rancho Pacifica for the year ended December 31, 2016, and the related notes to the financial statement.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 of the Rancho Pacifica financial statement for the year ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.
Basis of Accounting
As described in Note 1 to the financial statement, the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Rancho Pacifica revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Los Angeles, California
July 31, 2017

RANCHO PACIFICA INDUSTRIAL PARK
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
THREE MONTHS ENDED MARCH 31, 2017 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2016

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
RENTAL REVENUES
Rental income	$1,740	$6,743
Tenant reimbursements	681	2,251
Other income	28	—
TOTAL RENTAL REVENUES	2,449	8,994
CERTAIN OPERATING EXPENSES
Property expenses	(395)	(1,929)
TOTAL OPERATING EXPENSES	(395)	(1,929)
REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$2,054	$7,065

RANCHO PACIFICA INDUSTRIAL PARK
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.	BACKGROUND AND BASIS OF PRESENTATION
On July 18, 2017, Rexford Industrial Realty, Inc. (the "Company"), through its operating partnership, Rexford Industrial Realty, L.P., completed the acquisition of Rancho Pacifica Industrial Park, from CSHV Rancho Pacifica, LLC, an unaffiliated third-party seller. Rancho Pacifica Industrial Park is comprised of six multi-tenant buildings totaling approximately 1.2 million rentable square feet (unaudited), located at 2301-2329, 2331-2359, 2361-2399, 2332-2366, 2370-2396 East Pacifica Place and 20001-20021 South Rancho Way in Rancho Dominguez, California (the "Property").
The accompanying statements of revenues and certain expenses present the results of operations of the Property for the three months ended March 31, 2017 (unaudited) and the year ended December 31, 2016, and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the statements are not representative of the actual operations of the Property for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred through the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income, management fee expense and amortization of above- and below- market leases.
The unaudited interim statements of revenue and certain expenses for the three months ended March 31, 2017, were prepared on the same basis as the statements of revenue and certain expenses for the year ended December 31, 2016, and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management necessary for a fair presentation of the results of the unaudited interim period. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year. References to the number of buildings or square footage are unaudited and excluded from the auditors’ opinion.
2.     SIGNIFICANT ACCOUNTING POLICES

Revenue Recognition
The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.
Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.
Use of Estimates
A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.
3.    MINIMUM FUTURE LEASE RENTALS
There are various lease agreements in place with tenants to lease space in the Property. As of December 31, 2016, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows (in thousands):

RANCHO PACIFICA INDUSTRIAL PARK
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Years Ending December 31
2017	$7,402
2018	6,749
2019	6,015
2020	5,230
2021	1,045
Thereafter	662
Total	$27,103
Leases generally require reimbursement of the tenant's proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.
4.      TENANT CONCENTRATIONS
For the three months ended March 31, 2017 (unaudited), three tenants represented approximately 54% of the Property’s rental income. For the year ended December 31, 2016, three tenants represented approximately 47% of the Property's rental revenue.
5.    SUBSEQUENT EVENTS
Subsequent events were evaluated through July 31, 2017, the date the financial statements were available to be issued.

REXFORD INDUSTRIAL REALTY, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2017, is based on Rexford Industrial Realty, Inc.’s (the “Company") historical consolidated balance sheet and reflects the subsequent acquisition on July 18, 2017, of an industrial park with six multi-tenant buildings comprising approximately 1.2 million rentable square feet (the "Property") for a contract price of $210.5 million and the related borrowings on the Company's unsecured revolving credit facility and the completion of a private placement of $125 million of senior guaranteed notes on July 13, 2017, as if such transactions had occurred on March 31, 2017. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017, and the year ended December 31, 2016, have been prepared to reflect the incremental effect of the acquisition of the Property by the Company as if such transaction had occurred on January 1, 2016.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Property had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

REXFORD INDUSTRIAL REALTY, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2017
(in thousands - except share and per share data)
(Unaudited)

	Rexford Industrial Realty, Inc. (A)	Acquisition of Property (B)	Pro Forma Rexford Industrial Realty, Inc.
ASSETS
Investments in real estate, net	$1,427,998	$207,945	$1,635,943
Cash and cash equivalents	11,676	—	11,676
Restricted cash	6,537	—	6,537
Note receivable	6,090	—	6,090
Rents and other receivables, net	2,921	—	2,921
Deferred rent receivable, net	12,793	—	12,793
Deferred leasing costs, net	9,279	—	9,279
Deferred loan costs, net	2,352	—	2,352
Acquired lease intangible assets, net	33,050	8,850	41,900
Acquired indefinite-lived intangible	5,156	—	5,156
Interest rate swap asset	5,657	—	5,657
Other assets	5,944	—	5,944
Acquisition related deposit	500	—	500
Total Assets	1,529,953	216,795	1,746,748
LIABILITIES & EQUITY
Liabilities
Notes payable	509,693	210,500	720,193
Interest rate swap liability	1,356	—	1,356
Accounts payable, accrued expenses and other liabilities	18,005	—	18,005
Dividends payable	10,008	—	10,008
Acquired lease intangible liabilities, net	8,653	6,295	14,948
Tenant security deposits	15,311	—	15,311
Prepaid rents	4,785	—	4,785
Total Liabilities	567,811	216,795	784,606
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 shares outstanding at March 31, 2017	86,651	—	86,651
Common Stock, $0.01 par value 490,000,000 authorized and 66,708,752 outstanding as of March 31, 2017	664	—	664
Additional paid in capital	912,047	—	912,047
Cumulative distributions in excess of earnings	(64,682)	—	(64,682)
Accumulated other comprehensive income	4,176	—	4,176
Total stockholders' equity	938,856	—	938,856
Noncontrolling interests	23,286	—	23,286
Total Equity	962,142	—	962,142
Total Liabilities and Equity	$1,529,953	$216,795	$1,746,748

REXFORD INDUSTRIAL REALTY, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended March 31, 2017
(in thousands - except share and per share data)
(Unaudited)

	Rexford Industrial Realty, Inc. before Acquisition of Property (AA)	Acquisition of Property (BB)		Issuance of $125 Million Notes (EE)	Pro Forma Rexford Industrial Realty, Inc.
RENTAL REVENUES
Rental revenues	$29,614	$2,322		$—	$31,936
Tenant reimbursements	5,155	681		—	5,836
Other income	232	28		—	260
TOTAL RENTAL REVENUES	35,001	3,031		—	38,032
Management, leasing and development services	126	—		—	126
Interest income	227	—		—	227
TOTAL REVENUES	35,354	3,031		—	38,385
OPERATING EXPENSES
Property expenses	9,222	395		—	9,617
General and administrative	5,086	—		—	5,086
Depreciation and amortization	13,599	1,455		—	15,054
TOTAL OPERATING EXPENSES	27,907	1,850		—	29,757
OTHER EXPENSE
Acquisition expenses	385	—		—	385
Interest expense	3,998	498	(FF)	1,228	5,724
TOTAL OTHER EXPENSE	4,383	498		1,228	6,109
TOTAL EXPENSES	32,290	2,348		1,228	35,866
Equity in income from unconsolidated real estate entities	11	—		—	11
Loss on extinguishment of debt	(22)	—		—	(22)
Gains on sale of real estate	2,668	—		—	2,668
NET INCOME (LOSS)	5,721	683		(1,228)	5,176
Net (income) loss attributable to noncontrolling interests	(132)	(20)		36	(116)
NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	5,589	663		(1,192)	5,060
Less: preferred stock dividends	(1,322)	—		—	(1,322)
Less: earnings allocated to participating securities	(91)	—		—	(91)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,176	$663		$(1,192)	$3,647
Net income attributable to common stockholders per share - basic and diluted	$0.06				$0.05
Weighted average shares of common stock outstanding - basic	66,341,138				66,341,138
Weighted average shares of common stock outstanding - diluted	66,626,239				66,626,239

REXFORD INDUSTRIAL REALTY, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(in thousands - except share and per share data)
(Unaudited)

	Rexford Industrial Realty, Inc. before Acquisition of Property (CC)	Acquisition of Property (DD)		Issuance of $125 Million Notes (EE)	Pro Forma Rexford Industrial Realty, Inc.
RENTAL REVENUES
Rental revenues	$107,594	$9,178		$—	$116,772
Tenant reimbursements	16,723	2,251		—	18,974
Other income	943	—		—	943
TOTAL RENTAL REVENUES	125,260	11,429		—	136,689
Management, leasing and development services	473	—		—	473
Interest income	459	—		—	459
TOTAL REVENUES	126,192	11,429		—	137,621
OPERATING EXPENSES
Property expenses	33,619	1,929		—	35,548
General and administrative	17,415	—		—	17,415
Depreciation and amortization	51,407	6,858		—	58,265
TOTAL OPERATING EXPENSES	102,441	8,787		—	111,228
OTHER EXPENSE
Acquisition expenses	1,855	—		—	1,855
Interest expense	14,848	1,992	(FF)	4,913	21,753
TOTAL OTHER EXPENSE	16,703	1,992		4,913	23,608
TOTAL EXPENSES	119,144	10,779		4,913	134,836
Equity in income from unconsolidated real estate entities	1,451	—		—	1,451
Gains on sale of real estate	17,377	—		—	17,377
NET INCOME (LOSS)	25,876	650		(4,913)	21,613
Net (income) loss attributable to noncontrolling interests	(750)	(20)		152	(618)
NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	25,126	630		(4,761)	20,995
Less: preferred stock dividends	(1,983)	—		—	(1,983)
Less: earnings allocated to participating securities	(302)	—		—	(302)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$22,841	$630		$(4,761)	$18,710
Net income attributable to common stockholders per share - basic and diluted	$0.36				$0.30
Weighted average shares of common stock outstanding - basic	62,723,021				62,723,021
Weighted average shares of common stock outstanding - diluted	62,965,554				62,965,554

REXFORD INDUSTRIAL REALTY, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Balance sheet adjustments

(A)
Represents the unaudited historical balance sheet of the Company as of March 31, 2017. See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

(B)
Reflects the acquisition of the Property as if it had occurred on March 31, 2017 for $210.5 million. The acquisition was funded with proceeds from the issuance of $125 million of senior guaranteed notes, as further described below, and by drawing on the Company's unsecured revolving credit facility.

The Company has performed a preliminary valuation analysis of the relative fair value of the Property’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, excluding related acquisition costs, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the cost of the Property as of the transaction closing date, July 18, 2017, which is subject to change as we finalize the purchase price allocation during the three month period ending September 30, 2017 (in thousands):

Tangible	Total Assets	Total Liabilities
Land	$122,700	$—
Buildings	81,563	—
Site Improvements	3,682
Total Tangible	$207,945	$—

Intangible
Leasing Commissions (Origination Costs)	$1,915	$—
Legal and Marketing Costs (Origination Costs)	140	—
Lease In Place Value	6,795	—
Above/(Below) Market Lease Value	—	(6,295)
Total Intangible	$8,850	$(6,295)

Fair Value	$216,795	$(6,295)

The following table summarizes the Company's issuance of debt in connection with acquisition of the Property (in thousands):

Senior Guaranteed Notes	$125,000
Less: Debt Issuance Costs	(55)
Unsecured Revolving Credit Facility	85,555
Total	$210,500

On July 13, 2016, the Company entered into a Note Purchase and Guarantee Agreement (the “NPGA”) which provides for the private placement of $125.0 million of senior guaranteed notes, maturing on July 13, 2027, with a fixed annual interest rate of 3.93% (the “$125 Million Notes”). On July 13, 2017, the Company completed the issuance of the $125 Million Notes.
Interest on the $125 Million Notes will be payable quarterly on the thirteenth day of January, April, July and October in each year, commencing on October 13, 2017. The Company may prepay at any time all or, from time to time, any part of the $125 Million Notes, in amounts not less than $2.5 million of the $125 Million Notes then outstanding at (i) 100% of the principal amount so prepaid and (ii) the Make-Whole Amount (as defined in the NPGA).

REXFORD INDUSTRIAL REALTY, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The NPGA contains a series of financial and other covenants with which the Company must comply. Subject to the terms of the NPGA and the $125 Million Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, or interest under the $125 Million Notes, (ii) a default in the payment of certain of our other indebtedness, (iii) a default in compliance with the covenants set forth in the NPGA, and (iv) bankruptcy and other insolvency defaults, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding $125 Million Notes will become due and payable at the option of the purchasers.

2.	Income statement adjustments
(AA) Represents the unaudited historical consolidated operations of the Company for the three months ended March 31, 2017. See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
(BB) The pro forma adjustments reflect the results of operations for the three months ended March 31, 2017, for the Property as if it had been acquired on January 1, 2016. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental revenues include straight-line rent adjustments and adjustments for the amortization of the net amount of above- and below-market rents.
Depreciation and amortization amounts were determined based on management’s evaluation of the estimated remaining useful lives of the Property and intangibles. The values allocated to buildings, site improvements and in-place lease intangibles are depreciated on a straight-line basis using an estimated remaining life of 10-30 years for buildings, 5-20 years for site improvements, and the shorter of the estimated useful life or respective lease term for in-place lease intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.
(CC) Represents the audited historical consolidated operations of the Company for the year ended December 31, 2016. See the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(DD) The pro forma adjustments reflect the results of operations for the year ended December 31, 2016, for the Property as if it had been acquired on January 1, 2016. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental revenues include straight-line rent adjustments and adjustments for the amortization of the net amount of above- and below-market rents.
Depreciation and amortization amounts were determined based on management’s evaluation of the estimated remaining useful lives of the Property and intangibles. The values allocated to buildings, site improvements and in-place lease intangibles are depreciated on a straight-line basis using an estimated remaining life of 10-30 years for buildings, 5-20 years for site improvements, and the shorter of the estimated useful life or respective lease term for in-place lease intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.

(EE)	Reflects the adjustment to interest expense as if the issuance of the $125 Million Notes, at a fixed interest rate of 3.93% per annum, had occurred on January 1, 2016.

(FF)
Reflects the adjustment to interest expense as if borrowings of $85.6 million on the Company’s unsecured revolving credit facility, at an interest rate of one-month LIBOR (1.22778% on July 18, 2017) plus the applicable LIBOR margin of 1.10%, had occurred on January 1, 2016. On a pro forma basis, if LIBOR were to increase by 1/8%, interest expense would have increased by and net income would have decreased by $27,000 and $107,000 for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. Conversely, if LIBOR were to decrease by 1/8%, interest expense would have decreased by and net income would have increased by $27,000 and $107,000 for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
July 31, 2017	/s/ Adeel Khan
Adeel Khan Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young, LLP